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                                                                    Exhibit 12.2


                             Boston Edison Company
                   Computation of Ratio of Earnings to Fixed
               Charges and Preferred Stock Dividend Requirements
                       Twelve Months ended March 31, 1994
                                 (in thousands)




Net income from continuing operations       $122,578

Income taxes                                  43,526

Fixed charges                                121,091
                                            --------

     Total                                  $287,195
                                            ========

Interest expense                            $113,713
Interest component of rentals                  7,378
                                            --------

     Subtotal                               $121,091
                                            --------

Preferred stock dividend requirements         21,490
                                            --------

     Total                                  $142,581
                                            ========
Ratio of earnings to fixed charges
 and preferred stock dividend
 requirements                                   2.01
                                            ========
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